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PORTIONS OF THIS EXHIBIT HAVE BEEN DELETED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION UNDER RULE 406 OF THE SECURITIES ACT OF 1933 AND THE
FREEDOM OF INFORMATION ACT.


            WRITTEN DESCRIPTION OF SERVICE AGREEMENT
                          BY AND BETWEEN
                        STARTEC, INC. AND
            COMPANHIA SANTOMENSED DE TELECOMUNICACOES



     STARTEC, Inc. and Companhia Santomensed de Telecomunicacoes entered into a service agreement in January 1995 for the provision of international switched services. This agreement was not set forth in a formal written document. The specific terms and conditions were intended to be set forth in a subsequent amendment. This service agreement was modified by a written amendment dated February 8, 1995.



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                          Startec, Inc.

                         February 8, 1995


Blue Carol Enterprises Limited
c/o Consec Services Limited
930 Ocean Centre
Harbour City, Kowloon
Hong Kong

     Re:  Amendment to Service Agreement between Blue Carol
          Affiliate and Startec, Inc, ("Startec")

Ladies and Gentlemen:

     In connection with the mutual agreement for Startec to provide international long distance telephone and facsimile services between itself and Companhia Santomensed de Telecomunicacoes (the "Blue Carol Affiliate"), or in the event of more than one such agreement or agreements relating to more than one Carrier that agreement or Carrier nominated in writing by Blue Carol Enterprises Limited ("Blue Carol"), (as hereinafter referred to as the "Service Agreement"), this letter will confirm Startec's willingness to modify the economic terms of the relevant Service Agreement as follows:

     1.1 Subject to Clause 1.6, for service provided under the Service Agreement on and after the date of this letter (the "Commencement Date"), Startec will allow the Blue Carol Affiliate the following adjustments (the "Rate Adjustment") on amounts payable by the parties to the Service Agreement under that agreement:

     (a) Startec will allow the Blue Carol Affiliate a deduction of [CT REQUESTED] to the [CT REQUESTED] at which one Party to the service Agreement pays the other Party for telecommunications traffic originated by that other Party (the "Pay-out Rate") applying as between Startec and the Blue Carol Affiliate for [CT REQUESTED] of carriage charged by Startec to the Blue Carol Affiliate; and

     (b) the Blue Carol Affiliate will increase the Payout Rate applying as between it and Startec by [CT REQUESTED] for [CT REQUESTED] of carriage charged by the Blue
          Carol Affiliate to Startec.

     1.2 Commencing with the [CT REQUESTED] anniversary of the Commencement date, interest will accrue on the average outstanding Net Base (as defined herein) for each [CT REQUESTED] at the rate of [CT REQUESTED] (determined at the beginning of

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each such [CT REQUESTED]).  At the end of each such [CT
REQUESTED], the Blue Carol Affiliate will send Startec a calculation of the interest accrued during such [CT REQUESTED] and Startec shall pay the interest due within fifteen (15) days of its receipt of such calculation.

     1.3 The deductions and additions referred to in Clause 1.1 and the interest referred to in Clause 1.2 will be incorporated into the accounts and invoices prepared by Startec and the Blue Carol Affiliate from time to time, as contemplated in the Service Agreement.

     1.4 If the total benefit of the Rate Adjustment to CS any calendar year comprising the term of this Agreement, commencing on the Commencement Date (a "Year") amounts to less than [CT REQUESTED] the Blue Carol Affiliate will advise startec, and Startec will pay the amount of any shortfall to the Blue Carol Affiliate within 15 days of receiving that advice.

     1.5 If, before the end of any Year, the total benefit of the Rate Adjustment to the Blue Carol Affiliate in that Year reaches [CT REQUESTED] the Blue Carol Affiliate will advise Startec, and the parties to the Service Agreement will cease to apply the Rate Adjustment to payments due to and from the Blue Carol Affiliate under that agreement for the remainder of the Year, the Blue Carol Affiliate and Startec will begin reapplying the Rate Adjustment at the beginning of the next Year.

     1.6 The Blue Carol Affiliate and Startec will cease to apply the Rate Adjustment when the total benefit to the Blue Carol Affiliate of the Rate Adjustment and any payments made pursuant to Clause 1.4 equals [CT REQUESTED] (the "Base Amount").

     1.7 If Startec fails to comply with its obligations under this letter agreement, otherwise than as a result of the Blue Carol Affiliate being in default of its obligations under the Service Agreement, the Blue Carol Affiliate may require Startec:

     (a) to issue to the Blue Carol Affiliate or any Affiliate it may nominate, shares in Startec; or

     (b)  to provide services under the Service Agreement,

at Startec's expense, to the value of any debt Startec owes to the Blue Carol Affiliate or any other Loss or expenses incurred by the Blue Carol Affiliate or any of its Affiliates, as a result of Startec's failure.

     1.8 Without prejudice to Clause 1.8, Startec indemnifies each of the Blue Carol Affiliate, Blue Carol, their Affiliates, their respective partners, employees, agents, contractors and assigns and will keep each of them indemnified from and against

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all costs and expenses incurred by them, or any of the, directly or indirectly as a result of Startec's failure to meet its obligations under this Letter Agreement.

     1.9  For purposes of this letter agreement, the term "Net
Base" shall mean [CT REQUESTED].

     1.10 This Letter Agreement shall continue for so long as the Agreement for Management Participation of even date between Blue
Carol, Startec, Inc. and Ram Mukunda ("Management Agreement") shall remain in force.

     1.11 Upon expiration of the Rate Adjustment, Blue Carol will agree to terminate its rights under Clause 3.1(d) of the Management Agreement.

     If this letter properly sets forth the modifications to the terms and conditions of the Service Agreement, please sign and date the consent below and fax the signed consent to me at 301-365-8969.

                              Sincerely,
                              STARTEC, INC.


                              Ram Mukunda, President




CONSENT:
Blue Carol Enterprises Limited

By:____/s/________________

Title:    Director

Date:   8th February 95

     In consideration of Blue Carol entering into the Management Agreement and other agreements referred to therein, and for other good and valuable consideration, I, Ram Mukunda, agree that I am jointly and severally liable with Startec for any and all loss the Blue Carol Affiliate may sustain as a result of Startec's breach of this Letter Agreement.


                              __/s/_____________________
                              Ram Mukunda
                              (Personally)

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